EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


     We consent to the reference to our firm under the caption "Experts" in this Amendment No. 1 to the Registration Statement (Form F-3) and related Prospectus of RADA Electronic Industries Ltd. and its subsidiary for the registration of 915,351 shares of its ordinary shares and to the incorporation by reference therein of our report dated March 28, 2008, with respect to the consolidated financial statements of RADA Electronic Industries Ltd. and its subsidiary included in its Annual Report (Form 20-F) for the year ended December 31, 2007, filed with the Securities and Exchange Commission.


                                             /s/ KOST FORER GABBAY and KASIERER
                                             ----------------------------------
                                             KOST FORER GABBAY & KASIERER
                                             A Member of Ernst & Young Global

Tel Aviv, Israel
May 5, 2008